Exhibit 99.1

DigitalGlobe Reports First Quarter 2012 Results

Company’s Share of EnhancedView Program to Remain Fully Funded for Fiscal 2012

Revenue Up 12%, contributing to improved growth outlook of approximately 14% for 2012

Net Income of $3.8 Million up year over year by $5.1 million, delivering EPS of $0.08

Longmont, Colorado, May 1, 2012 – DigitalGlobe, Inc. (NYSE: DGI), a leading global provider of commercial high-resolution earth imagery products and services, today reported financial results for the first quarter ended March 31, 2012. The company also announced that it has been notified by the National Geospatial-Intelligence Agency (NGA) that its EnhancedView contract has been fully funded for the U.S. Government’s fiscal 2012. Accordingly, the company expects to receive $250 million in payments under its Service Level Agreement (SLA) for year two under the EnhancedView contract.

“We are delighted to have been notified yesterday of full funding for our share of EnhancedView,” said Jeffrey R. Tarr, President and Chief Executive Officer. “We see this as unequivocal validation of our strategy to deliver superior value to taxpayers and that performance matters to our largest customer. We remain fully committed to meeting and exceeding their demanding requirements as we collectively continue to support warfighters, coalition partners and first responders.”

First quarter 2012 revenue was $87.0 million, up 12% compared with the same period last year. Net income in the first quarter was $3.8 million, or $0.08 per share, compared with a net loss of $(1.3) million, or $(0.03) per share in first quarter 2011.

First quarter 2012 EBITDA was $39.2 million, up 14% compared with first quarter 2011 EBITDA of $34.3 million. Adjusted EBITDA for the quarter was $53.3 million, compared with Adjusted EBITDA of $54.8 million reported in first quarter 2011. Adjusted EBITDA includes the impact of deferrals related to EnhancedView and excludes amortized revenue related to NextView.

“This quarter’s results reflect an excellent start to the year, and were better than our prior expectation,” said Tarr. “Once again we grew revenue at a double-digit rate across a broad set of customers while effectively managing costs. We won significant new contracts and began delivering service on others that were signed in prior quarters. We also drove strong growth in our 12-month backlog giving us confidence in our future performance.

First Quarter Business Highlights

•

Defense & Intelligence segment revenue grew 10% to $68.4 million compared with first quarter 2011. Performance was driven by increased revenue related to the EnhancedView SLA and growth of 31% from international governments through the company’s Direct Access Program (DAP), which contributed $12.8 million in the quarter.

•	The company up-sized an existing DAP contract, and shortly after the first quarter end, activated its fifth DAP customer, which it expects to contribute to second quarter revenue.

•	The company met all of the performance requirements under its EnhancedView contract, resulting in no holdback for the fourth consecutive quarter.

•

Commercial segment revenue grew 22% to $18.6 million in the quarter compared with the prior-year period. Growth was driven in part by location-based services customers, including Microsoft, which signed a multi-year agreement that took effect in fourth quarter 2011, as well as a new customer, which began receiving service in the first quarter as part of a multi-year agreement signed in mid-2011.

•

The company signed three multi-year, multi-million dollar location-based services contracts in the quarter: two with China’s largest Internet portals, Baidu and Tencent, and a third with Yandex, the largest Internet portal in Russia. The company will serve these new customers through partnerships in China and Russia.

•

In the quarter, the company established a new relationship with FactSet, which will market DigitalGlobe imagery and analysis reports on a platform that serves its 40,000-plus users, most of whom are institutional capital markets professionals.

•

The company’s 12-month backlog increased to $337.7 million, up 34% year over year, indicative of both broad-based growth and of the company’s success in shifting its revenue mix to a more visible recurring model.

2012 Outlook

For the full year, the company expects to report GAAP revenue growth of approximately 14% compared with 2011, an increase from its previous expectation of approximately 10% growth. The company expects to achieve a full-year EBITDA margin of approximately 46% (up from approximately 43%) and an Adjusted EBITDA margin of approximately 52% (up from approximately 50%). Also for the full year, the Company continues to expect capital expenditures of approximately $200 million.

Important factors, including those discussed in the company’s filings with the Securities and Exchange Commission, could cause actual results to differ from the company’s expectations and those differences may be material.

Conference Call Information

DigitalGlobe’s management will host a conference call today at 5 p.m. EDT to discuss first quarter 2012 results.

The conference call dial-in numbers are as follows:

U.S./Canada dial-in: (866) 921-3936

International dial-in: (706) 679-9623

Passcode: 73003387

A replay of the call will be available through June 1, 2012 at the following numbers:

U.S./Canada dial-in: (855) 859-2056

International dial-in: (404) 537-3406

Passcode: 73003387

DigitalGlobe will also sponsor a live and archived webcast of the conference call on the Investor Relations portion of its website. Click here to directly access the live webcast.

Supplemental earnings materials are available on the company’s website at www.digitalglobe.com.

About DigitalGlobe

DigitalGlobe is a leading global provider of commercial high-resolution earth imagery products and services. Sourced from our own advanced satellite constellation, our imagery solutions support a wide variety of uses within defense and intelligence, civil agencies, mapping and analysis, environmental monitoring, oil and gas exploration, infrastructure management, Internet portals and navigation technology. With our collection sources and comprehensive ImageLibrary (containing more than one billion square kilometers of earth imagery and imagery products) we offer a range of on- and off-line products and services designed to enable customers to easily access and integrate our imagery into their business operations and applications. For more information, visit www.digitalglobe.com.

DigitalGlobe is a registered trademark of DigitalGlobe.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements contained herein and other of our reports, filings, and public announcements may contain or incorporate forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements relate to future events or our future financial performance. We generally identify forward-looking statements by terminology such as “may,” “will,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential” or “continue” or the negative of these terms or other similar words, although not all forward-looking statements contain these words.

Any forward-looking statements are based upon our historical performance and on our current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by us that the future plans, estimates or expectations will be achieved. Such forward-looking statements are subject to various risks and uncertainties and assumptions. A number of important factors could cause our actual results or performance to differ materially from those indicated by such forward looking statements, including: the loss, reduction or change in terms of any of our primary contracts; the availability of government funding for our products and services both domestically and internationally; changes in government and customer priorities and requirements (including cost-cutting initiatives, the potential deferral of awards, terminations or reduction of expenditures to respond to the priorities of congress and the administration, or budgetary cuts resulting from congressional committee recommendations or automatic sequestration under the Budget Control Act of 2011); the loss or impairment of our satellites; delays in the construction and launch of WorldView-3; delays in implementation of planned ground system and infrastructure enhancements; loss or damage to the content contained in our ImageLibrary; interruption or failure of our ground system and other infrastructure, decrease in demand for our imagery products and services; increased competition that may reduce our market share or cause us to lower our prices; our failure to obtain or maintain required regulatory approvals and licenses; changes in

U.S. foreign law or regulation that may limit our ability to distribute our imagery products and services; the costs associated with being a public company; and other important factors, all as described more fully in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K.

We undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. Readers are cautioned not to place undue reliance on any of these forward-looking statements.

Non-GAAP Financial Measures

EBITDA and Adjusted EBITDA are not recognized terms under generally accepted accounting principles, or GAAP, in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered alternatives to net income, as indications of financial performance, or as alternatives to cash flow from operations as measures of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies in different industries that use similar performance measures whose calculations may differ from ours.

EBITDA and Adjusted EBITDA are key measures used in internal operating reports by management and the board of directors to evaluate the performance of our operations and are also used by analysts, investment banks and lenders for the same purpose. In 2012, EBITDA is being used as a key element of the company-wide bonus incentive plan. Prior to 2012, Adjusted EBITDA had been a key element of the company-wide bonus incentive plan.

EBITDA is a measure of our current period operating performance, excluding charges for depreciation related to prior period capital expenditures and items which are generally non-core in nature. Adjusted EBITDA is a measure of our current period operating performance, excluding charges for capital, depreciation related to prior period capital expenditures and items which are generally non-core in nature, and including EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA and excluding the amortization of pre-FOC payments related to our NextView contract. EnhancedView outstanding invoices not yet paid by NGA represent an irrevocable right to be paid in cash by NGA.

EBITDA

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these facilitate comparison of our operating performance to companies in our industry. We believe this EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. EBITDA excludes loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

Adjusted EBITDA

We believe that the elimination of material non-cash, non-operating items enables a more consistent measurement of period to period performance of our operations. In addition, we believe that elimination of these items in combination with the addition of the nonrefundable EnhancedView deferred revenue and EnhancedView outstanding invoices not yet paid by NGA as well as the elimination of amortization of pre-FOC payments related to NextView, facilitate comparison of our operating performance to companies in our industry. We believe this Adjusted EBITDA measure is particularly important in a capital intensive industry such as ours, in which our current period depreciation is not a good indication of our current or future period capital expenditures. The cost to construct and launch a satellite and build the related ground infrastructure may vary greatly from one satellite to another, depending on the satellite’s size, type and capabilities. For example, our QuickBird satellite, which we are currently depreciating, cost significantly less than our WorldView-1 and WorldView-2 satellites. Current depreciation expense is not indicative of the revenue generating potential of the satellite.

Adjusted EBITDA excludes interest income, interest expense, income taxes and loss on early extinguishment of debt because these items are associated with our capitalization and tax structures. Adjusted EBITDA also excludes depreciation and amortization expense because these non-cash expenses reflect the impact of prior capital expenditure decisions which are not indicative of future capital expenditure requirements. Adjusted EBITDA excludes non-cash stock compensation expense, because these items are non-cash expenses and loss on derivative instrument and disposal of assets because these are not related to our primary operations.

We use Adjusted EBITDA in conjunction with traditional GAAP operating performance measures as part of our overall assessment of our performance and we do not place undue reliance on this measure as our only measure of operating performance. Adjusted EBITDA should not be considered a substitute for other measures of financial performance reported in accordance with GAAP.

FINANCIAL TABLES TO FOLLOW

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Statements of Operations

	For the three months ended March 31,
(in millions, except share and per share data)	2012	2011 Revised
Revenue	$87.0	$77.4
Costs and expenses:
Cost of revenue, excluding depreciation and amortization	18.0	13.1
Selling, general and administrative	29.8	30.2
Depreciation and amortization	29.1	29.2

Income from operations	10.1	4.9
Other income (expense), net	—	0.2
Interest income (expense), net	(3.2)	(7.9)

Income (loss) before income taxes	6.9	(2.8)
Income tax (expense) benefit	(3.1)	1.5

Net income (loss)	$3.8	$(1.3)

Comprehensive Income:
Net income (loss)	$3.8	$(1.3)

Earnings (loss) per share:
Basic earnings (loss) per share	$0.08	$(0.03)

Diluted earnings (loss) per share	$0.08	$(0.03)

Weighted average common shares outstanding:
Basic	46.0	46.1

Diluted	46.7	46.1

DigitalGlobe, Inc.

Reconciliation of GAAP Net Income (loss) to EBITDA and Adjusted EBITDA

(unaudited)

	Three months ended March 31,
(in millions)	2012	2011 Revised(1)
Net income (loss)	$3.8	$(1.3)
Depreciation and amortization	29.1	29.2
Interest (income) expense, net	3.2	7.9
Income tax expense (benefit)	3.1	(1.5)

EBITDA	$39.2	$34.3
Non-cash stock compensation expense	2.5	2.1
EnhancedView deferred revenue	13.4	16.5
EnhancedView outstanding invoices not yet paid by NGA	4.6	8.3
Amortization of pre-FOC payment related to NextView	(6.4)	(6.4)

Adjusted EBITDA	$53.3	$54.8

(1)

The Company revised its financial information for the first three quarters of 2011 as a result of the full-year 2011 audit completed in February 2012. Please refer to the company’s 2011 Annual Report on form 10-K for detail.

EBITDA and Adjusted EBITDA are not a recognized terms under generally accepted accounting principles (GAAP), in the United States and may not be defined similarly by other companies. EBITDA and Adjusted EBITDA should not be considered an alternative to net income, as an indication of financial performance, or as an alternative to cash flow from operations as a measure of liquidity. There are limitations to using non-GAAP financial measures, including the difficulty associated with comparing companies that use similar performance measures whose calculations may differ from ours. EBITDA margin is calculated by dividing EBITDA by GAAP revenue. For the first quarter of 2012, Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by the sum of GAAP revenue, plus $18.0 million of deferrals related to the service level agreement (SLA) portion of EnhancedView, less $6.4 million of amortized revenue related to NextView.

DigitalGlobe, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)	March 31, 2012	December 31, 2011
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$209.8	$198.5
Restricted cash	7.7	7.7
Accounts receivable, net of allowance for doubtful accounts of $2.5 and $3.6, respectively	40.6	50.7
Prepaid and current assets	20.0	19.6
Deferred taxes	64.2	65.1

Total current assets	342.3	341.6
Property and equipment, net of accumulated depreciation of $592.9 and $563.9, respectively	1,035.4	1,019.8
Goodwill	8.7	8.7
Aerial image library, net of accumulated amortization of $27.1 and $25.1, respectively	17.7	13.0
Long-term restricted cash	8.8	9.8
Long-term deferred contract costs	44.3	44.7
Other assets	13.3	14.0

Total assets	$1,470.5	$1,451.6

LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$7.4	$19.7
Accrued interest	0.2	0.2
Current note payable	5.0	5.0
Other accrued liabilities	30.1	37.5
Current portion of deferred revenue	43.3	36.6

Total current liabilities	86.0	99.0
Long-term accrued liability	1.4	1.4
Deferred revenue	344.1	319.3
Deferred lease incentive	3.0	3.3
Long-term debt, net of discount	480.9	481.6
Long-term deferred tax liability, net	61.5	59.6

Total liabilities	$976.9	$964.2

COMMITMENTS AND CONTINGENCIES
STOCKHOLDERS’ EQUITY:
Preferred stock, $0.001 par value; 24,000,000 shares authorized; no shares issued and outstanding at March 31, 2012 and December 31, 2011	—	—
Common stock; $0.001 par value; 250,000,000 shares authorized; 46,608,702 shares issued and outstanding at March 31, 2012 and 46,320,471 shares issued and outstanding at December 31, 2011	0.2	0.2
Treasury stock, at cost; 79,066 shares at March 31, 2012 and 66,175 shares at December 31, 2011	(1.4)	(1.2)
Additional paid-in capital	532.6	530.0
Accumulated deficit	(37.8)	(41.6)

Total stockholders’ equity	493.6	487.4

Total liabilities and stockholders’ equity	$1,470.5	$1,451.6

DigitalGlobe, Inc.

Condensed Consolidated Statements of Cash Flows

	For the three months ended March 31,
(in millions)	2012	2011 Revised
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$3.8	$(1.3)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization expense	29.1	29.2
EnhancedView deferred revenue	20.1	24.8
Recognition of pre-FOC payments	(6.4)	(6.4)
Amortization of aerial image library, deferred contract costs and lease incentive	3.8	4.3
Non-cash stock compensation expense	2.5	2.1
Amortization of debt issuance costs and accretion debt discount	0.9	1.0
Deferred income taxes	2.8	(1.6)
Changes in working capital, net of investing activities:
Accounts receivable, net	10.1	8.5
Prepaids and other assets	(7.3)	2.2
Accounts payable	(1.1)	(0.8)
Accrued liabilities	(6.2)	1.1
Deferred contract costs	(1.3)	(2.3)
Deferred revenue	17.7	(0.7)

Net cash flows provided by operating activities	68.5	60.1

CASH FLOWS FROM INVESTING ACTIVITIES:
Construction in progress additions	(55.0)	(78.7)
Other property and equipment additions	(2.0)	(0.7)
Decrease in restricted cash	1.0	3.0

Net cash flows used in investing activities	(56.0)	(76.4)

CASH FLOWS FROM FINANCING ACTIVITIES:
Repayment of long-term debt	(1.2)	—
Proceeds from exercise of stock options	—	0.6

Net cash flows (used in) provided by financing activities	(1.2)	0.6

Net increase (decrease) in cash and cash equivalents	11.3	(15.7)
Cash and cash equivalents, beginning of period	198.5	179.3

Cash and cash equivalents, end of period	$209.8	$163.6

SUPPLEMENTAL CASH FLOW INFORMATION:
Interest capitalized	$5.2	$2.9
NON-CASH INVESTING AND FINANCING ACTIVITIES:
Changes to non-cash construction in progress accruals, including interest	12.3	9.6

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Contacts

Investor Contact:	Media Contact:

David Banks	Robert Keosheyan
(303) 684-4210	(303) 684-4742
ir@digitalglobe.com	rkeoshey@digitalglobe.com

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